UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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FORETHOUGHT VARIABLE INSURANCE TRUST (Name of Registrant As Specified In Its Charter)
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Forethought Variable Insurance Trust

Global Atlantic Franklin Dividend and Income Managed Risk Portfolio

10 West Market Street

Suite 2300

Indianapolis, Indiana 46204

August 11, 2017

Dear Investor,

We are providing you with this Information Statement because you own a variable annuity contract issued by Forethought Life Insurance Company (“FLIC”). As a contract owner, you are an indirect participant in the Portfolio listed above. There is no action required on your part.

Global Atlantic Investment Advisors, LLC (“GAIA” or the “Adviser”), which serves as the investment adviser to Global Atlantic Franklin Dividend and Income Managed Risk  Portfolio (the “Portfolio”), may select investment sub-advisers for the Portfolio, a series of Forethought Variable Insurance Trust (the “Trust”), subject to approval of the board of trustees of the Trust (the “Board”).  We are pleased to inform you that, at the recommendation of GAIA, the Board has appointed Franklin Advisers, Inc. (“Franklin Advisers”) to serve as a sub-adviser to the Portfolio.  The Board approved the sub-advisory agreement between GAIA and Franklin Advisers on May 18, 2017.  Franklin Advisory Services, LLC and Milliman Financial Risk Management LLC continue to serve as the Portfolio’s other sub-advisers.  Each sub-adviser is approved to manage a portion of the Portfolio’s assets (which may change over time) as allocated by GAIA and overseen by the Board.

Please note that, in reliance on exemptive relief obtained by GAIA and the Trust from the Securities and Exchange Commission, the hiring of Franklin Advisers on the Portfolio’s behalf does not require shareholder approval.  Therefore, we are not asking you for a proxy and you are not required to send us a proxy. The purpose of this document is to provide you with certain required additional information about these changes.

Sincerely,

Robert M. Arena, Jr.
President

GLOBAL ATLANTIC FRANKLIN DIVIDEND AND INCOME MANAGED RISK PORTFOLIO

Introduction

In connection with its duties as the investment adviser for the Global Atlantic Franklin Dividend and Income Managed Risk Portfolio (the “Portfolio”), Global Atlantic Investment Advisors, LLC (“GAIA” or the “Adviser”) is responsible for selecting, as appropriate, investment sub-advisers for the Portfolio and for ongoing oversight and monitoring of the Portfolio’s sub-advisers.  At a meeting held on May 18, 2017 and pursuant to GAIA’s recommendation, the board of trustees (the “Board” or the “Trustees”) approved Franklin Advisers, Inc. (“Franklin Advisers”) as a new sub-adviser to the Portfolio and approved the sub-advisory agreement between GAIA and Franklin Advisers (the “Sub-Advisory Agreement”).  Effective July 5, 2017, Franklin Advisers serves as a new sub-adviser to the Portfolio.  The material factors considered by the Board in approving the Sub-Advisory Agreement are set forth below under “Trustees’ Considerations.”

As described below under “Additional Information—SEC Exemptive Order,” GAIA and Forethought Variable Insurance Trust (the “Trust”) received an exemptive order from the Securities and Exchange Commission (“SEC”) enabling GAIA to enter into an investment sub-advisory agreement with a sub-adviser without shareholder approval if certain conditions are met.

Investment Approach of Franklin Advisers

GAIA has allocated the fixed income sleeve of the Capital Appreciation and Income Component of the Portfolio’s assets to Franklin Advisers.  Under normal circumstances, at least 80% of the Portfolio’s net assets, plus any borrowings for investment purposes, is allocated to the Capital Appreciation and Income Component, which is further sub-divided into an equity sleeve (which is sub-advised by Franklin Advisory Services, LLC) and a fixed income sleeve (which is sub-advised by Franklin Advisers). The Adviser expects to further allocate approximately 75% of the Portfolio’s Capital Appreciation and Income Component to the equity sleeve and approximately 25% to the fixed income sleeve.

Franklin Advisers manages the fixed income sleeve by investing predominantly in investment grade securities and investments or in unrated securities and investments Franklin Advisers determines are of comparable quality. Securities rated in the top four ratings categories by one or more independent rating organizations such as Standard & Poor’s (“S&P®”) (rated BBB or better) or Moody’s Investors Service (“Moody’s”) (rated Baa or higher) are considered investment grade. Securities rated BB or lower by S&P® or Ba or lower by Moody’s are considered to be below investment grade. Derivatives with reference securities that are investment grade are considered to be investment grade. The fixed income sleeve of the fund may invest up to 20% of its total assets in non-investment grade debt securities, including up to 5% in securities rated lower than B by S&P or Moody’s, which may include defaulted securities, or in unrated securities and investments Franklin Advisers determines are of comparable quality.

The fixed income sleeve of the Portfolio may invest up to 25% of its total assets in foreign securities, including up to 20% of its total assets in non-U.S. dollar denominated securities and up to 10% of its total assets in emerging market securities.

The fixed income sleeve of the Portfolio may invest in many different securities issued or guaranteed by the U.S. government or by non-U.S. governments or their respective agencies or instrumentalities, including mortgage-backed securities and inflation-indexed securities issued by the U.S. Treasury.

Mortgage-backed securities represent an interest in a pool of mortgage loans made by banks and other financial institutions to finance purchases of homes, commercial buildings and other real estate. The individual mortgage loans are packaged or “pooled” together for sale to investors. As the underlying mortgage loans are paid off, investors receive principal and interest payments. These securities may be fixed-rate or adjustable-rate mortgage-backed securities. The fixed income sleeve of the Portfolio may also invest a small portion of its assets directly in mortgage loans. Some of the mortgage-backed securities in which the fixed income sleeve of the Portfolio invests are issued or guaranteed by the U.S.

government, its agencies or instrumentalities or by U.S. government-sponsored entities (“GSEs”), while others are issued by private entities and not guaranteed.

Mortgage-backed securities issued by GSEs, such as Fannie Mae and Freddie Mac, include credit risk transfer securities. Credit risk transfer securities are structured without any government guarantee or underlying collateral, such that (i) interest is paid directly by the GSE and (ii) principal is paid in accordance with the principal payments and default performance of a certain specified pool of residential mortgage loans acquired by the GSE. The Portfolio may also invest in privately issued credit risk transfer securities.

The fixed income sleeve of the Portfolio may purchase or sell mortgage-backed and other asset-backed securities on a delayed delivery or forward commitment basis through the “to-be-announced” (“TBA”) market. With TBA transactions, the particular securities to be delivered must meet specified terms and standards. Asset-backed securities are securities backed by loans, leases, and other receivables.

The fixed income sleeve of the Portfolio also may invest in corporate loans made to, or issued by, borrowers that are U.S. companies, foreign borrowers and U.S. subsidiaries of foreign borrowers, which typically have floating interest rates. Floating interest rates vary with and are periodically adjusted to a generally recognized base interest rate such as LIBOR or the Prime Rate. The fixed income sleeve also may invest in mortgage dollar rolls.

The fixed income sleeve of the Portfolio regularly enters into interest rate, credit and currency-related transactions involving certain derivative instruments, including currency and cross-currency forwards, currency options, currency and currency index futures contracts, interest rate/bond futures contracts and options on such contracts, options on ETFs, and swaps agreements, which may include interest rate, inflation index, fixed income total return, currency and credit default swaps, futures contracts on credit default swaps on indices (also known as credit index futures), and options on interest rate and credit default swaps. The fixed income sleeve of the Portfolio may also invest in collateralized debt obligations. The use of these derivative transactions may allow the fixed income sleeve of the Portfolio to obtain net long or short exposures to select currencies, interest rates, countries, duration or credit risks. These derivatives may be used to enhance Portfolio returns, increase liquidity, gain exposure to certain instruments or markets in a more efficient or less expensive way and/or hedge risks associated with its other portfolio investments. The results of such transactions may also represent, from time to time, a significant component of the investment returns of the fixed income sleeve.

New Sub-Advisory Agreement

Under the Sub-Advisory Agreement, subject to the supervision and oversight of GAIA and the Board, Franklin Advisers provides the portion of the Portfolio’s assets allocated to Franklin Advisers with investment advice and certain investment management services.  Franklin Advisers determines in its discretion the securities or instruments that shall be purchased, held or sold by the portion of the Portfolio and what portion of the Portfolio’s assets shall be held uninvested in cash and cash equivalents, subject always to the Trust’s organizational documents, the Investment Company Act of 1940, as amended (the “1940 Act”), and to the investment objectives, policies and restrictions applicable to the Portfolio.

As compensation for its services to the Portfolio under the Sub-Advisory Agreement, Franklin Advisers is entitled to receive an annual asset based sub-advisory fee from GAIA (not the Portfolio), computed daily and paid quarterly in arrears, expressed as a percent of the average daily net assets of the Portfolio.  As of July 5, 2017, GAIA pays to the Portfolio’s unaffiliated investment sub-advisers, in the aggregate, sub-advisory fees equal approximately to 0.47% of the Portfolio’s average daily net assets. During the Portfolio’s last full fiscal year ended December 31, 2016, GAIA paid to the Portfolio’s unaffiliated sub-advisers, in the aggregate, $794,982.

The Sub-Advisory Agreement will remain in effect for two years from the date of execution and from year to year thereafter, but only so long as such continuance, and the continuance of GAIA as investment adviser of the Portfolio, is specifically approved at least annually by the vote of a majority of the Trustees who are not “interested persons,” as that term is defined under the 1940 Act (“Independent

Trustees”), cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board, or of a majority of the outstanding voting securities of the Portfolio.

The Sub-Advisory Agreement may, upon 60 days’ written notice to Franklin Advisers, be terminated at any time without the payment of any penalty: (a) by the Portfolio, by the Board or by vote of a majority of the outstanding voting securities of the Portfolio, or (b) by GAIA.  The Sub-Advisory Agreement may, upon 120 days written notice to the Trust and GAIA, be terminated at any time, without payment of any penalty, by Franklin Advisers. The Sub-Advisory Agreement shall automatically terminate in the event of its assignment or in the event that GAIA’s advisory agreement with the Portfolio is terminated.

Additional Information About Franklin Advisers

Franklin Advisers is an SEC registered investment adviser located at One Franklin Parkway, San Mateo, California 94403-1906.  Franklin Advisers is an indirect, wholly owned subsidiary of Franklin Resources, Inc. (“Franklin Resources”), a publicly owned company engaged in the financial services industry through its subsidiaries.  As of June 30, 2017, Franklin Advisers and its affiliates manage assets of approximately $386.58 billion.  Franklin Advisers is controlled by Franklin Resources.

The principal executive officers, directors and general partners of Franklin Advisers, as of the date of this document, are set forth below. The business address of each person is One Franklin Parkway, San Mateo, California 94403-1906 with the exception of Breda M. Beckerle and Madison S. Gulley.  The business address for Ms. Beckerle is 280 Park Avenue New York, New York 10017.  The business address Mr. Gulley is 300 SE 2nd Street, Fort Lauderdale, Florida 33301.

Name	Position(s) with Franklin Advisers[1]
Jamieson, Edward B.	President
Lewis, Kenneth A.	Chief Financial Officer
Tyle, Craig S.	Chief Legal Officer
Beckerle, Breda M.	Chief Compliance Officer
McCarthy, Michael P.	Executive Vice President and Chief Investment Officer
Dover, Stephen H.	Executive Vice President
Gulley, Madison S.	Executive Vice President
Hasenstab, Michael J.	Executive Vice President
Molumphy, Christopher J.	Executive Vice President
Perks, Edward D.	Executive Vice President
Yun, William Y.	Executive Vice President
Amoroso, Sheila A.	Senior Vice President
Bayston, Roger A.	Senior Vice President
Boyadjian, Mark	Senior Vice President
Conn, James	Senior Vice President
Costas, Jr., Rafael	Senior Vice President
Desai, Sonal	Senior Vice President
Lee, Scott M.	Senior Vice President
O’Connor, Patrick	Senior Vice President
Pomeroy, John B.	Senior Vice President
Portera, Philip	Senior Vice President
Sethi, Alok	Senior Vice President
Shepherd, Kent P.	Senior Vice President
Vinton, Serena Perin	Senior Vice President
Walsh, Thomas F.	Senior Vice President
Wiley, John W.	Senior Vice President
Yolland, Robert C.	Senior Vice President
Bowers, Grant B.	Vice President
Bucklin, Nicholas	Vice President
Butler, Molly	Vice President

Name	Position(s) with Franklin Advisers[1]
Cheng, Grace	Vice President
Coffey, T. Anthony	Vice President
Conn, Michael	Vice President
Fergerson, Laura F.	Vice President
Fisher, Robin	Vice President
Fromm, Frederick G.	Vice President
Higgins, Carrie A.	Vice President
Hofman-Schwab, Elizabeth B.	Vice President
Holbrook, Jeffrey C.	Vice President
Hsu, Richard S.	Vice President
Kohli, John C.	Vice President
Lam, Madeleine A.	Vice President
Lucas, James	Vice President
McCulloch, Evan S.	Vice President
Moberg, Matthew J.	Vice President
Muschott, Alan E.	Vice President
O’Connor, Patricia M.	Vice President
Owens, Scott R.	Vice President
Quinlan, Matthew	Vice President
Rivera, Francisco F.	Vice President
Sanderson, Dylan	Vice President
Scandalios, John P.	Vice President
Shaneyfelt, Gwen L.	Vice President
Shepard, Michael C.	Vice President
Shirley, Lisa Jacobson	Vice President
Smyth, Richard A.	Vice President
Snyder, Jeffrey Richard	Vice President
Sperry, Christopher S.	Vice President
Voyles, Glenn I.	Vice President
Wong, Stella S.	Vice President
Workman, Daniel	Vice President
Zhu, Christine	Vice President
Arevalo, Rosario Aleli C.	Assistant Vice President
Constant, Mark L.	Treasurer
Gray, Maria	Secretary
Baur, Alison E.	Assistant Secretary
Jamieson, Edward B.	Director
Johnson, Jr., Rupert H.	Director
Molumphy, Christopher J.	Director

1                    None of the principal executive officers of Franklin Advisers listed above have other principal employment other than his or her respective position(s) with Franklin Advisers and its affiliated managers.

Below is information concerning the other registered investment companies with a similar investment objective as the Portfolio, for which Franklin Advisers acts as an investment adviser or investment manager:

Portfolio	Assets Under Management* (as of June 30, 2017, in millions)
Franklin Core Plus Fixed Income Fund	$4,526.87

* Approximate values.

No officer or Trustee of the Trust is a director, officer or employee of Franklin Advisers.  No officer or Trustee of the Trust, through the ownership of securities or otherwise, has any other material direct or indirect interest in Franklin Advisers or any other person controlling, controlled by or under common control with Franklin Advisers.

Since the beginning of the most recently completed fiscal year, none of the Trustees of the Trust has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which Franklin Advisers or any of its affiliates was or is to be a party.

Since the beginning of the most recently completed fiscal year, the Portfolio has paid no fees to Franklin Advisers or its affiliates for services provided to the Portfolio (other than under sub-advisory agreements or for brokerage commissions).

Trustees’ Considerations

At an in-person meeting held on May 18, 2017, the Board, including a majority of the Independent Trustees, considered the approval of the Sub-Advisory Agreement between the Adviser and Franklin Advisers, on behalf of the Portfolio. The Trustees requested, received and reviewed written responses from Franklin Advisers to questions posed to Franklin Advisers by counsel to the Independent Trustees, on behalf of the Trustees. The Trustees also reviewed comparative information relating to the sub-advisory fee paid and received an in-person presentation concerning the sub-advisory services to be provided under the Sub-Advisory Agreement from personnel of Franklin Advisers at the May 18, 2017 meeting.

Prior to the meeting, the Trustees received a memorandum from independent counsel to the Independent Trustees describing the legal standards for their consideration of the approval of the Sub- Advisory Agreement. Prior to voting on the approval of the Sub-Advisory Agreement, the Independent Trustees met in executive session with counsel to the Trust and independent counsel to the Independent Trustees. The Trustees relied upon the advice of counsel and their own business judgment in determining the material factors to be considered in evaluating the Sub-Advisory Agreement and the weight to be given to each such factor. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his or her conclusions with respect to the Sub-Advisory Agreement.

Nature, Extent and Quality of Services.  The Trustees requested and considered information regarding the nature, extent, and quality of the services to be provided by Franklin Advisers, as well as Franklin Advisers’ expertise, resources and capabilities. The Trustees considered, among other things, the terms of the Sub-Advisory Agreement, the range of services to be provided by Franklin Advisers, and Franklin Advisers’ investment philosophy and process. The Trustees also considered the financial industry, portfolio management, compliance, and operations experience of the personnel who will provide services to the Portfolio. The Trustees noted the Adviser’s recommendation that Franklin Advisers should be retained. The Trustees concluded that Franklin Advisers’ experience and reputation demonstrate that Franklin Advisers was capable of providing high quality services to the Portfolio and that the resources allocated to the Portfolio and the nature, extent, and quality of the services expected to be provided by Franklin Advisers to the Portfolio were satisfactory.

Performance.  The Trustees reviewed composite performance information for Franklin Advisers’ core plus fixed income strategy as compared to a relevant benchmark and Morningstar peer group.  The Trustees also considered Franklin Advisers’ reputation and financial industry experience. Based on this information and their review of the nature, extent, and quality of the services expected to be provided by Franklin Advisers, the Trustees concluded that Franklin Advisers is capable of providing services to the Portfolio in a satisfactory manner in light of the Portfolio’s investment objectives.

Fees and Expenses.  The Trustees reviewed the proposed sub-advisory fee arrangement for the Portfolio and noted the representations of the Adviser that the fee arrangement was negotiated by the

Adviser on an arm’s length basis. The Trustees concluded that Franklin Advisers’ proposed sub-advisory fees for the Portfolio were not unreasonable in light of the services to be provided by Franklin Advisers.

Profitability.  The Trustees were provided with information regarding Franklin Advisers’ anticipated profitability with respect to providing services to the Portfolio. The Trustees considered, the Portfolio’s proposed sub-advisory fee and total expense ratios relative to its peer groups. Based on this information, the Trustees concluded that Franklin Advisers’ profits with respect to the Portfolio were not expected to be excessive.

Economies of Scale.   The Trustees considered whether there would be economies of scale with respect to Franklin Advisers’ provision of services to the Portfolio. The Trustees concluded that the sub-advisory fees to be paid by the Adviser to Franklin Advisers would reflect the benefits of economies of scale resulting from the growth of assets.

Other Benefits. The Trustees considered other benefits to Franklin Advisers and its affiliates from Franklin Advisers’ proposed relationship with the Portfolio. The Trustees noted that Franklin Advisers may receive soft dollar benefits in connection with its proposed sub-advisory relationship with the Portfolio.

Conclusion.  Having requested and received such information from the Adviser and Franklin Advisers as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of independent counsel to the Independent Trustees, the Trustees, including the Independent Trustees, voting separately, unanimously concluded that approving the Sub-Advisory Agreement for an initial two-year term is in the best interests of the Portfolio and its future investors. They noted that in considering the proposed Sub-Advisory Agreement, the Independent Trustees did not identify any one factor as all important. Moreover, each may have afforded different weight to the various factors in reaching a conclusion with respect to the Sub-Advisory Agreement.

Additional Information

SEC Exemptive Order

On October 22, 2013, GAIA and the Trust received an exemptive order (“Order”) from the SEC providing an exemption from certain provisions of the 1940 Act.  Specifically, the Order permits the Trust and GAIA, so long as certain conditions are satisfied, to enter into and materially amend an investment sub-advisory agreement with certain unaffiliated and wholly-owned sub-advisers without shareholder approval. The Order generally requires that shareholders of a portfolio be notified of an investment sub-advisory agreement that has been entered into within 90 days of the hiring of the sub-adviser, and that the portfolio make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

GAIA and the Portfolio’s Other Service Providers

GAIA, an Indiana limited liability company and an SEC registered investment adviser, is the Portfolio’s investment adviser.  GAIA is a wholly-owned subsidiary of Forethought Financial Group, Inc.  Forethought Financial Group, Inc. is an indirect, wholly-owned subsidiary of Global Atlantic Financial Group. GAIA’s current business address is 10 West Market Street, Suite 2300, Indianapolis, Indiana 46204. As of June 30, 2017, GAIA had approximately $2.13 billion in assets under management.

The Trust does not sell its shares directly to the public, but generally only to one or more separate accounts of FLIC as funding vehicles for variable annuity contracts issued by FLIC.

Northern Lights Distributors, LLC, located at 17605 Wright Street, Omaha, Nebraska 68130, serves as the principal underwriter and national distributor for the shares of the Portfolio.

MUFG Union Bank, N.A., located at 400 California Street, San Francisco, CA 94104, serves as the Portfolio’s custodian.

Gemini Fund Services, LLC located at 17605 Wright Street, Suite 2, Omaha, NE 68130 serves as the Portfolio’s administrator, fund accountant and transfer agent.

Portfolio’s Investment Advisory Contract

GAIA serves as the Portfolio’s investment adviser pursuant to an investment advisory contract that was initially approved by the Board, including a majority of the Independent Trustees who are not interested persons, and by the initial sole shareholder on the following dates:

Portfolio	Board Approval	Initial Sole Shareholder Approval

Global Atlantic Franklin Dividend and Income Managed Risk Portfolio	March 12, 2014	April 30, 2014

The advisory contract for the Portfolio was most recently renewed by the Board, including a majority of the Independent Trustees, on August 10, 2017.

GAIA, under the supervision of the Board, is responsible for the provision of all investment advisory and portfolio management services for the Portfolio, including establishing and recommending modifications to the Portfolio’s investment objectives, strategies, policies and restrictions. GAIA has the responsibility, subject to oversight by the Board, for the selection and oversight of the Portfolio’s sub-advisers, including recommending for the Board’s consideration the termination and replacement of any sub-adviser. As part of its ongoing oversight of the Portfolio’s sub-advisers, GAIA is responsible for monitoring each sub-adviser’s performance and adherence to the Portfolio’s investment objectives, strategies, policies and restrictions as well as each sub-adviser’s compliance and operational matters.

GAIA is also responsible for overseeing the administration of the affairs of the Portfolio by various service providers, including, but not limited to: (i) financial administrative services related to the preparation of shareholder reports, evaluation of internal financial controls and the preparation and filing of periodic financial reporting regulatory documentation, (ii) compliance, legal and other regulatory services, and (iii) certain tax services related to the calculation of distributions, the preparation of tax disclosures, tax returns and shareholder reporting.

The table below shows the annual advisory fee as a percentage of average daily net assets (computed daily and paid monthly in arrears) that GAIA is entitled to receive from the Portfolio.

Portfolio	Advisory Fee
Global Atlantic Franklin Dividend and Income Managed Risk Portfolio	0.850% of the first $500 million 0.825% of the next $500 million 0.800% over $1 billion

GAIA has contractually agreed to waive its advisory fees and to reimburse Portfolio expenses at least until April 30, 2018 so that the total annual operating expenses after fee waiver and/or reimbursement (exclusive of any front-end or contingent deferred loads, brokerage fees and commissions, Acquired Fund Fees and Expenses, borrowing costs (such as interest and dividend expense on securities sold short), taxes and extraordinary expenses, such as litigation) of the Portfolio do not exceed the following levels of the daily average net assets attributable to each respective class of shares. The expense reimbursement is subject to possible recoupment from the Portfolio in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the lesser of the expense limits listed below and any expense limits applicable at the time of recoupment.

Portfolio	Expense Limit – Class II
Global Atlantic Franklin Dividend and Income Managed Risk Portfolio	1.15%

This agreement may be terminated only by the Board, on 60 days’ written notice to GAIA. Fee waiver and reimbursement arrangements can decrease the Portfolio’s expenses and boost its performance.

The following table shows advisory fees paid by the Portfolio to GAIA during the fiscal year ended December 31, 2016.

Portfolio	Advisory Fees Paid to GAIA*	Advisory Fees Paid to GAIA as % of Average Daily Net Assets of the Portfolio

Global Atlantic Franklin Dividend and Income Managed Risk Portfolio	$1,373,433	0.71%

* Advisory fee net of any reimbursements and/or waivers

Outstanding Shares and Ownership of Outstanding Shares

The following table shows the number of shares of the Portfolio that were issued and outstanding as of July 31, 2017.

Portfolio	Shares Outstanding
Global Atlantic Franklin Dividend and Income Managed Risk Portfolio	24,909,500.986

As of June 30, 2017, the Trustees and Officers of the Trust owned, in the aggregate, less than 1% of the Portfolio’s outstanding shares.

To the knowledge of the Trust, substantial (5% or more) record and/or beneficial ownership of a class of the Portfolio as of July 31, 2017, was as follows:

Class Name	Owner Name & Address	Ownership%

Class II	Forethought Life Insurance Co Separate Account A 10 West Market Street Suite 2300 Indianapolis, Indiana 46204	100%

A shareholder owning of record or beneficially more than 25% of a Portfolio’s outstanding shares may be considered a controlling person. As of July 31, 2017, approximately 100% of the Portfolio’s total outstanding shares was held of record and/or beneficially owned by Forethought Life Insurance Company Separate Account A, 10 West Market Street, Suite 2300, Indianapolis, Indiana, 46204.

Brokerage Information

During the last fiscal year, the Portfolio did not pay commissions to any affiliated broker of the Portfolio.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of shareholders. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meetings are sent to shareholders.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Trust, attention “Portfolio Shareholder Meetings,” 10 West Market Street, Suite 2300, Indianapolis, Indiana 46204.

Reports to Shareholders

To obtain a free copy of the Annual and Semi-Annual Reports to Shareholders, when issued, or make general inquiries about the Portfolio call the Portfolio (toll-free) at 1-877-881-7735, or write to:

Global Atlantic Portfolios

c/o Gemini Fund Services, LLC

17605 Wright Street, Suite 2

Omaha, Nebraska 68130

Information is also available at www.geminifund.com/GlobalAtlanticDocuments.

Householding

To reduce expenses, the Portfolio will mail only one copy of the Information Statement, Notice of Internet Availability of Information Statement and each annual and semi-annual report to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, please call the Portfolio at 1-877-881-7735 on days the Portfolio is open for business or contact your financial institution. The Portfolio will begin sending you individual copies thirty days after receiving your request.

Forethought Variable Insurance Trust

Global Atlantic Franklin Dividend and Income
 Managed Risk Portfolio

10 West Market Street

Suite 2300

Indianapolis, Indiana 46204

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT REGARDING
A RECENT SUB-ADVISER CHANGE

August 11, 2017

This Notice of Internet Availability of Information Statement presents only an overview of the more complete Information Statement that is enclosed and is also available to you online relating to Global Atlantic Franklin Dividend and Income Managed Risk Portfolio (the “Portfolio”), a series of Forethought Variable Insurance Trust (the “Trust”).  We encourage you to review all of the important information contained in the Information Statement.

Although you are not a shareholder of the Portfolio, your purchase payments and the earnings on such payments under your variable annuity contract issued by Forethought Life Insurance Company (“FLIC”) are invested in sub-accounts of a separate account established by FLIC. Each sub-account invests in shares of a series of the Trust, including the Portfolio.

Global Atlantic Investment Advisors, LLC (“GAIA”), the investment adviser of the Portfolio, may select investment sub-advisers for the Portfolio subject to approval of the board of trustees (the “Board”) of the Trust.  We are pleased to inform you that, at the recommendation of GAIA, the Board has appointed Franklin Advisers, Inc. (“Franklin Advisers”) to serve as a sub-adviser to the Portfolio.  The Board approved the sub-advisory agreement between GAIA and Franklin Advisers (the “Sub-Advisory Agreement”) on May 18, 2017.  Franklin Advisory Services, LLC and Milliman Financial Risk Management LLC continue to serve as the Portfolio’s other sub-advisers.  Each sub-adviser is approved to manage a portion of the Portfolio’s assets (which may change over time) as allocated by GAIA and overseen by the Board.  Additional information about GAIA, Franklin Advisers, the Sub-Advisory Agreement, and the Board’s approval of this Sub-Advisory Agreement is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by GAIA and the Trust from the Securities and Exchange Commission, the hiring of Franklin Advisers on the Portfolio’s behalf does not require shareholder approval.  Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

The Information Statement as well as this Notice of Internet Availability of Information Statement is being mailed on or about August 23, 2017.  To access the Information Statement on the internet, navigate to www.geminifund.com/GlobalAtlanticDocuments, where the full Information Statement is available to view and print until at least 90 days from the date this Notice and the Information Statement is sent to investors. If you have any questions about this Notice, please contact the Portfolio at 1-877-881-7735.